SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     February 18, 2015

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

704 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, Alexander W. Pease provided EnPro Industries, Inc. (the “Company” or “EnPro”) formal notice of his decision to resign as Senior Vice President and Chief Financial Officer of the Company effective on March 31, 2015.

On February 18, 2015, the Board of Directors appointed J. Milton Childress II to serve as the Company’s Senior Vice President and Chief Financial Officer effective upon the effective date of Mr. Pease’s resignation of those positions. Mr. Childress is currently EnPro’s Vice President, Strategic Planning and Business Development and has held this position since February 2006, after having joined the EnPro corporate staff in December 2005. He was a co-founder of and served from October 2001 through December 2005 as Managing Director of Charlotte-based McGuireWoods Capital Group. Prior to that, Mr. Childress was Senior Vice President, Planning and Development of United Dominion Industries, Inc. from December 1999 until May 2001, having previously served as Vice President. Mr. Childress held a number of positions with Ernst & Young LLP’s corporate finance consulting group prior to joining United Dominion in 1992.

On February 18, 2015, the Company and Mr. Pease entered into a Transition Agreement to provide for the terms of the transition of his responsibilities. The Transition Agreement includes the following provisions:

•
Following Mr. Pease’s resignation as Senior Vice President and Chief Financial Officer effective on March 31, 2015, he will continue as an employee of the Company to May 31, 2015 and during this period he will continue to provide his full professional time and attention to performance of his duties as an employee of the Company, and shall assist in the transition of his responsibilities as requested by the Chief Executive Officer of the Company;

•
Payment to Mr. Pease of his annual performance plan compensation award for the year ended December 31, 2014 and long-term incentive compensation awards for the three-year period ended December 31, 2014 in the ordinary course, and in any event before March 31, 2015, in accordance with the terms of the plans governing such awards;

•
Mr. Pease will continue to participate in the Company’s employee benefit plans for which he is currently eligible until the date of the cessation of his employment and thereafter would be entitled to continue health and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA);

•
In consideration of his obligations under the Transition Agreement, including the transition services and the confirmation and clarification of his non-competition and non-solicitation obligations, as well as in lieu of any and all payments or benefits not expressly referred to in the Transition Agreement, including any payments of any unvested annual performance and long-term incentive performance awards, restricted stock awards or restricted stock units or benefits under or pursuant to any severance plan sponsored by the Company, the Company will pay to Mr. Pease on June 15, 2015 $410,000, less applicable withholding for taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 20, 2015

ENPRO INDUSTRIES, INC.

/s/ Robert S. McLean
By:	Robert S. McLean
Vice President, General Counsel and Secretary

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